UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2011
Diamond Offshore Drilling, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15415 Katy Freeway
Houston, Texas 77094

(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 492-5300
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
     Diamond Offshore Drilling, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 23, 2011 in New York, New York. At the Annual Meeting, the holders of 125,037,555 shares of common stock out of 139,027,039 shares entitled to vote as of the record date were represented in person or by proxy, constituting a quorum. The following matters were voted on and adopted by the margins indicated:
     1. To elect nine directors to serve until the Company’s 2012 annual meeting of stockholders. The number of votes for, against and abstained and all shares as to which brokers indicated that they did not have the authority to vote (“Broker Non-Votes”) with respect to each director were as follows:

	Number of Shares
	For	Against	Abstain	Broker Non-Votes
James S. Tisch	99,325,526	13,365,131	902,885	11,444,013
Lawrence R. Dickerson	102,209,670	10,479,940	903,932	11,444,013
John R. Bolton	111,737,864	880,429	975,249	11,444,013
Charles L. Fabrikant	110,095,148	2,524,640	973,754	11,444,013
Paul G. Gaffney II	111,840,759	777,907	974,876	11,444,013
Edward Grebow	111,834,283	784,337	974,922	11,444,013
Herbert C. Hofmann	101,795,809	10,892,200	905,533	11,444,013
Andrew H. Tisch	101,793,846	10,895,931	903,765	11,444,013
Raymond S. Troubh	111,573,497	1,115,919	904,126	11,444,013
     2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2011:

For	124,207,407
Against	781,123
Abstain	49,025
Broker Non-Votes	0
     3. To approve, by non-binding vote, executive compensation:

For	111,735,822
Against	798,964
Abstain	1,058,756
Broker Non-Votes	11,444,013

     4. To recommend, by non-binding vote, the frequency of future stockholder advisory votes on executive compensation:

One Year	104,486,664
Two Years	198,697
Three Years	7,861,888
Abstain	1,046,293
     In light of the vote of the stockholders on the frequency of future stockholder advisory votes on executive compensation as reported above, the Company’s Board of Directors has determined that an advisory vote to approve the compensation of the named executive officers of the Company will be conducted every year, until the next stockholder advisory vote on the frequency of the advisory vote to approve the compensation of the named executive officers of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.
By:	/s/ William C. Long
William C. Long
Senior Vice President, General Counsel and Secretary

Dated: May 26, 2011

4